As filed with the Securities and Exchange Commission on August 17, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUCOMMUN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-0693330
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 West Ocean Boulevard, Suite 900

Long Beach, California 90802

(562) 624-0800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

DUCOMMUN INCORPORATED 2001 STOCK INCENTIVE PLAN

(Full title of the plan)

JAMES S. HEISER

Vice President, Chief Financial Officer,

General Counsel, Secretary and Treasurer

DUCOMMUN INCORPORATED

111 West Ocean Boulevard, Suite 900

Long Beach, California 90802

(562) 624-0800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	500,000	$20.665	$10,332,500	$1,309.13

1	This registration statement also covers such additional shares of common stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan and in agreements entered into pursuant thereto.

2	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Company’s common stock, as reported on the New York Stock Exchange on August 13, 2004.

EXPLANATORY NOTE

With respect to the shares of common stock of the Company hereby registered under the Company’s 2001 Stock Incentive Plan (the “Plan”), the contents of the Registrant’s Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on October 31, 2001 (File No. 333-72556), (the “Prior Form S-8”), is incorporated herein by reference.

The Company is registering 500,000 additional shares of its Common Stock under this Registration Statement that are reserved for issuance under the Plan. Under the Prior Form S-8, the Company registered 475,000 shares of its Common Stock that had been or were eligible to be issued under the Plan.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by the Company with the Securities and Exchange Commission are by this reference incorporated in and made a part of this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on March 4, 2004;

(2)	The Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 5, 2004, filed on March 31, 2004;

(3)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2004, as filed with the Securities and Exchange Commission on May 10, 2004; and

(4)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on October 30, 1996, as subsequently amended from time to time.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus that is part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters relating to the valid issuance of the shares of common stock of the Company covered by the Plan have been passed upon by James S. Heiser, Vice President, General Counsel, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Heiser is eligible to participate in the Plan and other stock incentive plans of the Company, and as of the date of this Registration Statement owns 6,819 shares of common stock of the Company and has been granted options to purchase 53,750 shares of common stock of the Company.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1	Ducommun Incorporated 2001 Stock Incentive Plan (previously filed as an exhibit to the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 31, 2004, and incorporated herein by reference).

5.1*	Opinion of James S. Heiser.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of James S. Heiser (included in Exhibit 5.1).

24.1*	Power of Attorney (included on Signature Pages).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on this 30th day of July, 2004.

DUCOMMUN INCORPORATED

By:	/s/ JAMES S. HEISER
James S. Heiser
Vice President, Chief Financial Officer and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James S. Heiser such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ JOSEPH C. BERENATO Joseph C. Berenato	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 30, 2004

/s/ JAMES S. HEISER James S. Heiser	Vice President, Chief Financial Officer, General Counsel, Secretary and Treasurer (Principal Financial Officer)	July 30, 2004

/s/ SAMUEL D. WILLIAMS Samuel D. Williams	Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)	July 30, 2004

/s/ H. FREDERICK CHRISTIE H. Frederick Christie	Director	July 30, 2004

/s/ EUGENE P. CONESE, JR. Eugene P. Conese, Jr.	Director	July 30, 2004

/s/ RALPH D. CROSBY, JR. Ralph D. Crosby, Jr.	Director	July 30, 2004

/s/ ROBERT C. DUCOMMUN Robert C. Ducommun	Director	July 30, 2004

/s/ THOMAS P. MULLANEY Thomas P. Mullaney	Director	July 30, 2004

/s/ ROBERT D. PAULSON Robert D. Paulson	Director	July 30, 2004

EXHIBIT INDEX

Exhibit No.	Description

4.1	Ducommun Incorporated 2001 Stock Incentive Plan (previously filed as an exhibit to the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 31, 2004, and incorporated herein by reference).

5.1*	Opinion of James S. Heiser.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of James S. Heiser (included in Exhibit 5.1).

24.1*	Power of Attorney (included on Signature Pages).

*Filed herewith.